Exhibit 99.1

Investor Relations:

Christopher Taylor

781-398-2466

Media Relations:

Sarah Emond

781-398-2544

For Immediate Release

Oscient Pharmaceuticals Reports Financial Results for First Quarter

- Conference call with senior management scheduled for 8:30 AM ET today -

Waltham, Mass., May 2, 2005 – Oscient Pharmaceuticals Corporation (Nasdaq: OSCI) today reported financial results for the first quarter ended March 31, 2005. During this period, the Company recorded $5.5 million in product shipments of the Company’s lead product, FACTIVE ® (gemifloxacin mesylate) tablets, FDA-approved for the treatment of acute bacterial exacerbations of chronic bronchitis (AECB) and mild to moderate community-acquired pneumonia (CAP). Net of the impact from introductory promotional programs, the Company recorded $3.9 million in product revenue for the first quarter of 2005. First quarter product revenues include the recognition of $390,000 that had been previously recorded as deferred revenue. The remaining balance of deferred revenue at the end of the first quarter was approximately $900,000.

“Much has been accomplished by Oscient in the first four months of 2005. Prescriptions for FACTIVE continued to climb through the peak respiratory infection season, we completed expansion of our primary care sales force and we established a co-promotion partnership for a second high-growth product for our sales force,” said Steven M. Rauscher, President and Chief Executive Officer. “In addition, we worked with LG Life Sciences, our partner for FACTIVE, to reduce future royalties at higher sales levels by restructuring our licensing agreement, making the product potentially more attractive for co-promotion.”

For the first quarter ended March 31, 2005, the Company reported a net loss of ($27,836,000), or ($0.37) per basic and diluted share. This compares to a net loss of ($19,479,000), or ($0.35) per basic and diluted share for the first quarter of 2004. Included in the results for the first quarter of 2005 are $2.5 million in other income related to the transfer of intellectual property to Wyeth, a $2 million licensing fee related to the restructuring of the LG Life Sciences license agreement and approximately $2.1 million in non-cash charges which consist primarily of amortization of intangible assets (included in cost of product revenue) and amortization of stock-based compensation. Excluding the non-cash charges, the non-GAAP net loss for the first quarter was ($0.34) per share. Cash used in operations during the quarter ended March 31, 2005 was $30.4 million, including $3.0 million in inventory purchases to support anticipated order demand. The Company’s ending total cash, restricted cash and investments balance at March 31, 2005 was approximately $145 million. In addition to the GAAP financials, the Company has also provided a non-GAAP Consolidated Statement of Operations to illustrate the impact of the non-cash charges.

Management noted that research and development expenses for the first quarter of 2005 primarily reflect investment in FACTIVE development through the Phase III trial of FACTIVE for the 5-day treatment of CAP and the Phase IV post-marketing trial, and decreased slightly to $5,168,000 from $5,194,000 in the first quarter of 2004. Selling, general and administrative expenses were $25,024,000 in the first quarter of 2005, reflecting expenses related to building the FACTIVE commercial organization and the expansion of the Oscient sales force during the quarter. This compares with $3,625,000 in selling, general and administrative expenses in the first quarter of 2004.

-more-

Q105 Results

5.2.05

FACTIVE Launch Update

Expanding on some of the details regarding the launch and initial sales of FACTIVE, management provided the following update:

•	Prescription Growth: During the first quarter, approximately 56,000 prescriptions for FACTIVE were written – more than double the 22,000 prescriptions in the fourth quarter of 2004.

•	Physician Acceptance: To date, nearly 10,000 physicians have prescribed FACTIVE, more than a 180% increase from the 3,500 prescribing physicians at the end of 2004.

•	National Sales Force: The Company completed the expansion of its sales force to 250 experienced pharmaceutical representatives during the first quarter; all of the new territory managers have completed training and are in the field calling on targeted primary care physicians.

•	Pharmacy Stocking: Of the 48,000 pharmacies located within our 250 territories, the Company believes that more than half have stocked FACTIVE, with additional programs underway to expand penetration, particularly in the newest territories.

•	Market Share: Comparing prescribing patterns of physicians who have written a prescription for FACTIVE since launch, using the most recent available data, FACTIVE attained approximately an 11% share of prescriptions among fluoroquinolones used for respiratory tract infections.

•	Inventory Monitoring: Based on wholesaler reports, most of the initial inventories for FACTIVE have moved from wholesalers to the retail level, with wholesalers stocking approximately 3 - 4 weeks of inventory based on recent prescription rates.

Testim® 1% Testosterone Gel

Shortly after the quarter closed, Oscient Pharmaceuticals and Auxilium Pharmaceuticals signed a co-promotion agreement in which Oscient gained exclusive rights to promote Auxilium’s lead product, Testim® 1% testosterone gel, to primary care physicians in the U.S. The partnership is an ideal strategic fit for Oscient as Testim will be detailed largely to the same primary care physicians to whom Oscient representatives currently promote FACTIVE.

Under the terms of the agreement, Oscient will promote Testim to primary care physicians using its 250-person sales force, while Auxilium will continue to promote Testim to urologists, endocrinologists and select primary care physicians. Both companies will share profits from primary care sales above a pre-determined baseline after marketing expenses are reimbursed. The co-promotion partnership has an initial term of two years and may be extended for up to six years, pending achievement of mutually agreed upon milestones. Oscient sales force training is underway and the Company expects detailing of Testim to commence during the second week of May.

“Testim represents an outstanding growth opportunity and adding a second product to our portfolio leverages the investment we have made in our primary care sales force,” added Mr. Rauscher. “We are encouraged by the progress we have made in introducing FACTIVE to the medical community during this first respiratory infection season. During the summer months, we will continue to work toward increasing FACTIVE awareness among physicians and establishing a solid foundation in all 250 territories in preparation for the next season.”

Other Corporate News

•	Five-Day Treatment of CAP: Enrollment in the Phase III study of FACTIVE for the potential 5-day treatment of community-acquired pneumonia of mild to moderate severity was completed during the first quarter. Pending the analysis and a positive outcome of this study, the Company believes it is on track to file for FDA approval by year end.

•	LG Life Sciences Licensing Agreement: The Company amended its licensing agreement with LG Life Sciences to reduce royalties at higher sales levels, making FACTIVE a potentially more attractive opportunity for co-promotion. The re-structuring included a $2 million licensing fee to LG Life Sciences which was recognized as a general and administrative expense in the quarter ended March 31, 2005.

-more-

Q105 Results

5.2.05

•	Intellectual Property: The Company successfully transferred intellectual property related to the genomic sequence of an undisclosed pathogen to Wyeth for $2.5 million, which was recorded as other income in the first quarter of 2005.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. The Company is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. In addition to the oral tablet form, Oscient Pharmaceuticals is developing an investigational FACTIVE intravenous formulation for use in hospitalized patients. The Company is also promoting Auxilium Pharmaceuticals’ Testim® 1% testosterone gel to primary care physicians in the U.S. Oscient has a novel antibiotic candidate, Ramoplanin, in advanced clinical development for the treatment of Clostridium difficile-associated diarrhea (CDAD).

For important information regarding the safety and use of FACTIVE, please see the prescribing information available at www.factive.com. For important information regarding the safety and use of Testim®, please see the prescribing information available at www.testim.com.

Forward-Looking Statement

This news release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. Our business is significantly dependent upon the successful commercialization of FACTIVE® tablets, and, due to the limitations on our resources and experience in commercializing products, there can be no assurance that we will be able to successfully commercialize FACTIVE tablets. Our business will also be dependent upon the successful co-promotion of Testim® 1% testosterone gel. A number of factors could negatively affect our sales of these products, including lack of acceptance by physicians, patients and third party payors, unanticipated safety, product liability, efficacy, or other regulatory issues, problems relating to manufacturing or supply, inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers and competition from other products. It is also uncertain whether we will be able to expand the indications for which FACTIVE tablets are approved or obtain approval to sell our lead product candidate, Ramoplanin. Factors which may prevent or delay us in obtaining additional regulatory approvals of our products and product candidates include negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates. Our business could also be negatively affected due to our inability or the inability of our alliance partners to successfully develop and commercialize products based on our discoveries. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statement are described under the heading “Risk Factors” in ”Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2004 and in other filings that we may make with the Securities and Exchange Commission from time to time.

Conference Call & Webcast Information

A conference call will be held today at 8:30 AM ET with Steven Rauscher, President and CEO, Gerri Henwood, CEO of Auxilium Pharmaceuticals and other members of Oscient’s management team. Participants can access the call by dialing 1-888-634-4009. International participants are asked to dial 1-706-634-2285. The call will also be available via webcast on the Company’s website at www.oscient.com. A replay will be available two hours after the conclusion of the call until May 9, 2005. Domestic participants can access the replay by dialing 1-800-642-1687, while international participants are asked to dial 1-706-645-9291. The conference ID number for the replay is 5840676. A replay of the webcast will also be available on the Company’s website.

- tables follow -

Q105 Results

5.2.05

OSCIENT PHARMACEUTICALS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended
	March 31, 2005	March 27, 2004
Revenues:
Product revenue, net	$3,912	$—
Biopharmaceutical revenue	34	1,661

Total revenues	3,946	1,661
Costs and expenses:
Cost of product revenue	2,066	—
Research and development	5,168	5,194
Write-off of in-process technology	—	11,704
Restructuring charge	—	99
Stock-based compensation	949	565
Selling, general and administrative	25,024	3,625

Total costs and expenses	33,207	21,187

Loss from operations	(29,261)	(19,526)

Other income (expense):
Interest income	870	192
Interest expense	(2,044)	(296)
Gain on sale of fixed assets	38	51
Other income	2,540	—

Net other income (expense)	1,404	(53)

Net loss before discontinued operations	(27,857)	(19,579)
Income from discontinued operations	21	100

Net loss:	$(27,836)	$(19,479)

Basic/diluted net loss per common share	$(0.37)	$(0.35)
Basic/diluted weighted average common shares outstanding	75,905,833	56,150,083

SELECTED BALANCE SHEET DATA

(in thousands) (unaudited)

	March 31, 2005	December 31, 2004
Cash, cash equivalents, marketable securities and restricted cash	$144,916	$176,628
Total assets	314,541	340,560
Deferred revenue	912	1,302
Long-term liabilities	192,876	193,397
Shareholders’ equity	88,065	114,400

Q105 Results

5.2.05

OSCIENT PHARMACEUTICALS CORPORATION

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended
	March 31, 2005	March 27, 2004
Revenues:
Product revenue, net	$3,912	$—
Biopharmaceutical revenue	34	1,661

Total revenues	3,946	1,661
Costs and expenses:
Cost of product revenue	875	—
Research and development	5,168	4,468
Selling, general and administrative	25,024	3,625

Total costs and expenses, excluding non-cash charges (1)	31,067	8,093
Significant non-cash charges:
Restructuring charge	—	99
Stock-based compensation	949	565
Write-off of in-process technology	—	11,704
Amortization of intangible assets	1,191	726

Total non-cash charges (1)	2,140	13,094

Total costs and expenses	33,207	21,187

Loss from operations	(29,261)	(19,526)

Other income (expense):
Interest income	870	192
Interest expense	(2,044)	(296)
Gain on sale of fixed assets	38	51
Other income	2,540	—

Net other income (expense)	1,404	(53)

Net loss before discontinued operations	(27,857)	(19,579)
Income from discontinued operations	21	100

Net loss:	$(27,836)	$(19,479)

Basic/diluted net loss per common share	$(0.37)	$(0.35)
Basic/diluted weighted average common shares outstanding	75,905,833	56,150,083

1)	Represents a non-GAAP financial measure. The Company believes this provides a more consistent basis for comparison between the financial periods covered by this release and that it will be helpful to investors as they assess the financial status of the Company.

# Auxilium Pharmaceuticals and Oscient Pharmaceuticals:

## Building the Testim® Brand

Auxilium Pharmaceuticals and Oscient Pharmaceuticals:

Building the Testim® Brand

Testim® opportunity

Best-in-class drug (1% testosterone gel)

Favorable reimbursement profile with managed care organizations Substantial market potential

20% of U.S. men over 50 suffer from hypogonadism; an estimated 4-5 million individuals Only 5% receive treatment Aging demographic will increase number affected

Testosterone replacement therapy market not crowded; significant room for growth

For important information concerning the safety and use of Testim, please visit www.testim.com.

Testim co-promotion partnership

Oscient to promote Testim to primary care physicians Auxilium to promote Testim to specialists, select PCPs Companies to share profits from sales above pre-determined baseline Joint marketing committee to develop & implement Testim marketing programs, coordinate detailing efforts Joint steering committee to oversee partnership Initial period 2 years; extends for up to six years, pending achievement of milestones

Oscient target overlap with TRT market

Oscient sales reps expected to be detailing Testim 30 days after announcement

Total TRT Market – 110,000 Rxers

Oscient RTI Targets* – 40,000 Rxers

70% of OSCI physician universe has already prescribed a TRT

*Overlap based on estimated target list

Testim co-promotion – benefits to Oscient

Leverage Oscient sales force

2nd product to detail alongside FACTIVE Does not require realignment

Gain access to a second high growth primary care product

Growth market

Favorable product profile

Favorable competitive environment

Creates second product revenue stream Strengthens position as commercial-stage company